UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2024

Evolv Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39417	84-4473840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Totten Pond Road, 4th Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 374-8100

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVLV	The Nasdaq Stock Market
Warrants to purchase one share of Class A common stock	EVLVW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2024, Mark Donohue, the Chief Financial Officer and principal financial officer and principal accounting officer of Evolv Technologies Holdings, Inc. (the “Company”), resigned effective November 21, 2024. Mr. Donohue will not receive any severance payments or benefits in connection with his departure.

On such date, the Company’s board of directors (the “Board”) also appointed Dave Rawden from AlixPartners LLP (“AlixPartners”), a leading global business advisory firm, as Interim Chief Financial Officer, and designated him as principal financial officer and principal accounting officer. Mr. Rawden will serve in this interim role until a permanent Chief Financial Officer is appointed. AlixPartners is also being engaged to provide interim finance and accounting support and assist with and expedite the timely preparation of the Company’s restated financial statements and related filings.

David Rawden, age 67, has been a Director at AlixPartners since 2008. Mr. Rawden’s assignments through AlixPartners have included being Interim Chief Financial Officer for Simtra, a privately held pharmaceutical contract development and manufacturing organization company, from August 2023 to February 2024, Interim Chief Financial Officer at Academic Partnerships, a privately held educational online program manager company, from July 2022 to September 2022, Interim Chief Administrative Officer for Southland Royalty, a privately held oil and gas holding company, from February 2020 to June 2021, and prior thereto, Interim Chief Administrative Officer for sister renewable energy yieldcos TerraForm Global and TerraForm Power, Interim Chief Financial Officer for Career Education Corporation, a publicly traded, for-profit career education company; Chief Financial Officer for Exopack Holding, a privately held U.S. Securities and Exchange Commission (“SEC”)-registered manufacturer of flexible packaging; Chief Financial Officer for X-Rite, a manufacturer of electro/optical color measurement devices; and Chief Financial Officer for Allied Holdings, a publicly traded transportation company. Mr. Rawden earned a Master of Management degree in finance and economics from Northwestern University and a Bachelor of Arts degree in accounting from Michigan State University. He is a certified public accountant.

Mr. Rawden will not receive any compensation directly from the Company. The Company has entered into an engagement letter, with AlixPartners, for the provision of Mr. Rawden’s services as well as the other services described above. The Company is paying AlixPartners, a weekly fee of $50,000, plus reasonable expenses, for Mr. Rawden’s services as Interim Chief Financial Officer. There are no arrangements or understandings between Mr. Rawden and any other person pursuant to which he was appointed as Interim Chief Financial Officer or designated as principal financial officer or principal accounting officer. Mr. Rawden does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Rawden has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

Item 8.01	Other Events.

The Company previously announced on October 25, 2024 that an ad hoc committee of independent directors (the “Committee”), under the direction of the Board and assisted by independent legal counsel and forensic accountants, had commenced an internal investigation in September 2024 of the Company’s sales practices, including whether certain sales of products and subscriptions to channel partners and end users were subject to extra-contractual terms and conditions that impacted revenue recognition and other metrics, and if so, when senior Company personnel became aware of these issues (the “Investigation”). The Investigation is largely complete, and the results are discussed below. The Board does not expect these key findings to change.

As previously disclosed, the Committee determined that certain sales, including sales to one of its largest channel partners, were subject to extra-contractual terms and conditions, some of which were not shared with the Company’s accounting personnel, and that certain Company personnel engaged in misconduct in connection with those transactions. Furthermore, these extra-contractual terms and conditions were withheld from the Company’s Audit Committee of the Board (the “Audit Committee”) and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”). The Committee determined that the accounting for certain sales transactions was inaccurate and that, among other things, revenue was prematurely or incorrectly recognized in connection with financial statements prepared for the periods between the second quarter of 2022 and the second quarter of 2024. The Company is continuing to evaluate the impact on internal control over financial reporting and expects to report one or more additional material weaknesses in internal control over financial reporting related to this matter.

In addition to the preliminary findings disclosed on October 25, 2024, the Investigation found that certain accounting personnel were aware of indications of these extra-contractual terms and conditions during affected periods, and that related allegations were raised internally in July 2024 and known to senior finance and accounting personnel, but that those allegations were not escalated to the Audit Committee or communicated to PwC prior to the filing of the Company’s second quarter 2024 financial statements.

The Committee’s previously-disclosed estimate that, on a net basis (taking into account revenue that was prematurely recognized but offset by amounts appropriately recognized in subsequent periods) through June 30, 2024, the sales transactions at issue have resulted in premature or incorrect revenue recognition of approximately $4 million to $6 million, has not changed. The Committee also confirmed that the errors in revenue recognition did not impact the Company’s cash position.

As previously disclosed, the Company self-reported these issues to the Division of Enforcement of the SEC, which had been conducting a previously disclosed and unrelated investigation. On November 1, 2024, the Company received a voluntary document request from the U.S. Attorney’s Office of the Southern District of New York. The Company is continuing to cooperate with these investigations.

Item 7.01	Regulation FD Disclosure.

The Board has determined that new leadership is critical to moving the Company forward. As disclosed above, Mark Donohue, the Company’s Chief Financial Officer and principal financial officer and principal accounting officer, resigned. To date, as a result of the investigation, four other employees, including personnel from its sales, accounting and finance departments, were terminated or resigned.

The Board and management team intend to take further remedial actions over the coming months to enhance risk management, strengthen internal controls and ensure timely and accurate financial reporting. In addition, the Board intends to take steps to further enhance Board oversight and composition, and promote corporate governance and compensation best practices.

On November 21, 2024, the Company also issued a press release announcing the results of the internal investigation, and the organizational changes and planned remedial actions described above, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding key findings of the investigation, the impact on internal control over financial reporting, planned remedial actions and Board oversight and composition, corporate governance and compensation-related initiatives. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results and actions to be materially different from any future results or actions expressed or implied by the forward-looking statements, including, but not limited to, the factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, as any such factors may be updated from time to time in the Company’s other filings with the SEC, including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. The forward-looking statements in this Current Report on Form 8-K are based upon information available to us as of the date hereof, and while the Company believes such information forms a reasonable basis for such statements, it may be limited or incomplete, and the Company’s statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained in this Current Report on Form 8-K, whether as a result of any new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 21, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolv Technologies Holdings, Inc.

Date: November 21, 2024	By:	/s/ Eric Pyenson
	Name:	Eric Pyenson
	Title:	General Counsel and Secretary